UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2012

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes In Registrant’s Certifying Accountant.

(a)           On March 16, 2012, Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) dismissed PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm. Progenics’ Audit Committee and the Board of Directors approved the decision.

Neither of PwC’s reports on Progenics’ consolidated financial statements for the years 2010 and 2011 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During 2010, 2011 and through March 16, 2012, (a) Progenics did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report(s), and (b) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission occurred.

Progenics has requested PwC to furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of that letter is included in this Report as Exhibit 16.1.

(b)           On March 16, 2012, Progenics determined to appoint Ernst & Young LLP (E&Y) to serve as the Company’s independent registered public accounting firm to audit its consolidated financial statements for 2012. Progenics’ Audit Committee and the Board of Directors approved the decision. During 2010, 2011 and through March 16, 2012, neither Progenics nor anyone acting on its behalf consulted with E&Y regarding any matters described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Exhibit No.            Description

16.1	Letter dated March 16, 2012 from PwC to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PROGENICS PHARMACEUTICALS, INC.
                               By:  /s/ ROBERT A. MCKINNEY
                                     Robert A. McKinney,
                                     Chief Financial Officer and
                                     Senior Vice President, Finance & Operations

Date: March 22, 2012